As filed with the Securities and Exchange Commission on October 1, 2013

Registration No. 333-191386

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ICAHN ENTERPRISES L.P.

(Exact Name of Co-Registrant As Specified in Its Charter)

Delaware	6512	13-3398766
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ICAHN ENTERPRISES FINANCE CORP.

(Exact Name of Co-Registrant As Specified in Its Charter)

Delaware	6512	20-1059842
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ICAHN ENTERPRISES HOLDINGS L.P.

(Exact Name of Registrant of Guarantee As Specified in Its Charter)

Delaware	6512	13-3398767
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

767 Fifth Avenue — Suite 4700
New York, New York 10153
(212) 702-4300

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrants’ Principal Executive Offices)

Daniel A. Ninivaggi
President and Chief Executive Officer
767 Fifth Avenue — Suite 4700
New York, New York 10153
Telephone: (212) 702-4300

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Julie M. Allen, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Telephone: (212) 969-3000
Facsimile: (212) 969-2900

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
6% Senior Notes due 2020	$500,000,000	100%	$500,000,000	$68,200	(3)
Guarantee of 6% Senior Notes due 2020(4)	—	—	—	—

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 457(f)(2) of the Securities Act, the registration fee has been estimated based on the book value of the securities to be received by the registrant in exchange for the securities to be issued hereunder in the exchange offer described herein.
(3)	Previously paid.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to each of the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), determines.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 is filed for the sole purpose of including Icahn Enterprises Holdings L.P. as a co-registrant. Icahn Enterprises Holdings L.P. was not included on the Registration Statement on Form S-4 filed on September 26, 2013 due to printer error. No changes or additions are otherwise being made hereby to the Registration Statement.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on October 1, 2013.

ICAHN ENTERPRISES L.P.

By:	Icahn Enterprises GP, Inc., its general partner
By:	/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi	President, Chief Executive Officer and Director	October 1, 2013
* SungHwan Cho	Chief Financial Officer and Director
* Peter Reck	Chief Accounting Officer
* Keith Cozza	Executive Vice President and Director
* Jack G. Wasserman	Director
* William A. Leidesdorf	Director
* James L. Nelson	Director
Carl C. Icahn	Chairman of the Board

*The undersigned does hereby sign this Amendment No. 1 to the Registration Statement on behalf of the above indicated officer or director of the general partner of Icahn Enterprises L.P. pursuant to a power of attorney executed by such officer or director.

/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on October 1, 2013.

ICAHN ENTERPRISES FINANCE CORP.

By:	/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi	President, Chief Executive Officer and Director	October 1, 2013
* SungHwan Cho	Chief Financial Officer and Director
* Peter Reck	Chief Accounting Officer
* Keith Cozza	Executive Vice President and Director
* Jack G. Wasserman	Director
* William A. Leidesdorf	Director
* James L. Nelson	Director
Carl C. Icahn	Chairman of the Board

*The undersigned does hereby sign this Amendment No. 1 to the Registration Statement on behalf of the above indicated officer or director of Icahn Enterprises Finance Corp. pursuant to a power of attorney executed by such officer or director.

/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on October 1, 2013.

ICAHN ENTERPRISES HOLDINGS L.P.

By:	Icahn Enterprises GP, Inc., its general partner
By:	/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi	President, Chief Executive Officer and Director	October 1, 2013
* SungHwan Cho	Chief Financial Officer and Director
* Peter Reck	Chief Accounting Officer
* Keith Cozza	Executive Vice President and Director
* Jack G. Wasserman	Director
* William A. Leidesdorf	Director
* James L. Nelson	Director
Carl C. Icahn	Chairman of the Board

*The undersigned does hereby sign this Amendment No. 1 to the Registration Statement on behalf of the above indicated officer or director of the general partner of Icahn Enterprises Holdings L.P. pursuant to a power of attorney executed by such officer or director.

/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi Attorney-in-Fact